Exhibit 99.1

Page 1 of 3 – TRX Reports Second Quarter 2009 Results

TRX REPORTS SECOND QUARTER 2009 RESULTS

ATLANTA, 14 AUGUST 2009 — TRX, Inc. (www.trx.com) (NASDAQ: TRXI), a global leader in travel technology and data services, today reported financial results for the quarter ended 30 June 2009.

Total revenues excluding client reimbursements for the second quarter of 2009 were $14.9 million compared with $37.5 million in the second quarter of 2008. Net income for the second quarter was $22,000 compared with net income of $13.1 million in the second quarter of 2008. Net income per diluted share was $0.00 compared to net income per diluted share of $0.71 for the second quarter of 2008. Revenues from transaction processing services for the second quarter of 2009 decreased to $12.2 million from $16.5 million in the second quarter of 2008. Revenues from data reporting services were $2.7 million, compared with $21.0 million in the prior year.

Adjusted revenues for the second quarter of 2009 were $14.9 million compared with $27.6 million in the second quarter of 2008. Adjusted revenues from data reporting services were $2.7 million, compared with $11.0 million in the second quarter of 2008. Adjusted EBITDA was $1.8 million for the quarter, compared with $6.0 million in the second quarter of 2008. Adjusted revenues for the second quarter of 2008 exclude $10.0 million of recurring data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license. The license sale occurred in the second quarter of 2008.

“Our transformation to a hosted software solutions provider is well underway,” said TRX President & CEO Shane Hammond. “The majority of our key performance indicators, such as new-logo sales, cross-selling, and hosted software deployments, are trending positively. These metrics are an important indicator of our transformation towards becoming a higher margin, hosted software provider.”

TRX provided financial guidance for calendar year 2009, consisting of revenues of approximately $56 million, adjusted EBITDA of approximately $5 million, and capital expenditures of approximately $3 million.

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Copyright 2009 TRX, Inc. All rights reserved.

Page 2 of 3 – TRX Reports Second Quarter 2009 Results

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted Revenues and Adjusted Data Reporting Revenues consist of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which was required under US GAAP to be deferred until the sale of a software license to Citibank was complete, which occurred on April 30, 2008. The deferral of revenue recognition was required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue and Adjusted Data Reporting Revenue as additional measures for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenues, EBITDA and Adjusted EBITDA to GAAP net income (loss) and Adjusted Data Reporting Revenues to GAAP Data Reporting Revenues are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Copyright 2009 TRX, Inc. All rights reserved.

Page 3 of 3 – TRX Reports Second Quarter 2009 Results

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Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast and transcript will remain available on the company’s Website for approximately 90 days.

About TRX

TRX (NASDAQ: TRXI) is a global leader in travel technology and data services. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia. Please visit the company’s Website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

Copyright 2009 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES:
Transaction processing	$12,235	$16,550	$24,281	$34,197
Data reporting	2,705	20,994	5,558	25,222

Transaction and other revenues	14,940	37,544	29,839	59,419
Client reimbursements	145	147	247	274

Total revenues	15,085	37,691	30,086	59,693

EXPENSES:
Operating	9,195	13,180	18,199	27,400
Selling, general and administrative	3,265	4,784	5,539	9,235
Technology development	801	3,724	2,466	7,594
Client reimbursements	145	147	247	274
Impairment of goodwill, intangible assets and other long-lived assets	—	—	43,692	—
Depreciation and amortization	1,406	2,636	3,787	5,305

Total expenses	14,812	24,471	73,930	49,808

OPERATING INCOME (LOSS)	273	13,220	(43,844)	9,885

INTEREST (EXPENSE) INCOME:
Interest income	1	18	10	67
Interest expense	(201)	(128)	(392)	(225)

Total interest (expense) income, net	(200)	(110)	(382)	(158)

INCOME (LOSS) BEFORE INCOME TAXES	73	13,110	(44,226)	9,727

INCOME TAX PROVISION (BENEFIT)	51	—	(633)	—

NET INCOME (LOSS)	$22	$13,110	$(43,593)	$9,727

Net Income (Loss) per Share
Basic and diluted	$0.00	$0.71	$(2.37)	$0.53

Weighted Average Shares Outstanding
Basic	18,427	18,340	18,417	18,330
Diluted	18,427	18,340	18,417	18,347

Other Data:
Adjusted revenues	$14,940	$27,562	$29,839	$52,914
Adjusted EBITDA	1,754	6,001	3,780	8,916
Adjusted data reporting revenues	2,705	11,012	5,558	18,717
Capital expenditures	628	2,322	1,820	4,487

	As of June 30, 2009	As of December 31, 2008
Consolidated Balance Sheet Data:
Cash and cash equivalents	$7,445	$6,873
Total shareholders’ equity	(2,365)	41,217

TRX, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net Income (Loss) to EBITDA and

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Transaction and other revenues	$14,940	$37,544	$29,839	$59,419
Deferred data reporting revenues (1)	—	(9,982)	—	(6,505)

Adjusted revenues	14,940	27,562	29,839	52,914

Net income (loss)	22	13,110	(43,593)	9,727
Depreciation and amortization	1,406	2,636	3,787	5,305
Interest expense, net	200	110	382	158
Income tax provision (benefit)	51	—	(633)	—

EBITDA	1,679	15,856	(40,057)	15,190
Impairment of goodwill, intangible assets and other long-lived assets	—	—	43,692	—
Stock compensation expense	75	127	145	231
Deferred data reporting revenues (1)	—	(9,982)	—	(6,505)

Adjusted EBITDA	$1,754	$6,001	$3,780	$8,916

Reconciliation of Data Reporting Revenues to Adjusted Data Reporting Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Data reporting revenues	$2,705	$20,994	$5,558	$25,222
Deferred data reporting revenues (1)	—	(9,982)	—	(6,505)

Adjusted data reporting revenues	$2,705	$11,012	$5,558	$18,717

(1)	Data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, which occurred on April 30, 2008.